UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

Ohr Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-88480	#46-5622433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, 11th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As disclosed below, on May 30, 2014 (pursuant to a previously announced plan to implement a holding company reorganization), Ohr Holdco, Inc., a Delaware corporation (referred to herein as “Holdco” or “Registrant”), became the successor issuer to Ohr Pharmaceutical, Inc., a Delaware corporation (referred to herein as “Old Ohr”). This Current Report on Form 8-K (the “Form 8-K”) is being filed for the purpose of establishing Holdco as the successor issuer pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to disclose certain related matters. Pursuant to Rule 12g-3(a) under the Exchange Act, the shares of Holdco Common Stock, par value $0.0001 per share (“Holdco Common Stock”), as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

Adoption of Agreement and Plan of Merger and Consummation of Holding Company Reorganization

On May 30, 2014, Old Ohr completed a holding company reorganization (the “Reorganization”) pursuant to which Old Ohr became a direct, wholly-owned subsidiary of a new public holding company, Registrant. To implement the Reorganization, Old Ohr formed Holdco and Holdco, in turn, formed Ohr Merger Sub, Inc. (“Merger Sub”). The holding company structure was implemented pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (“DGCL”) by the merger of Merger Sub with and into Old Ohr (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of May 30, 2014, among Old Ohr, Holdco and Merger Sub (the “Merger Agreement”). Old Ohr survived the Merger as a direct, wholly-owned subsidiary of Holdco and each share of Old Ohr Common Stock, par value $0.0001 per share (“Old Ohr Common Stock”), issued and outstanding immediately prior to the Merger and each share of Old Ohr Common Stock held in the treasury of Old Ohr immediately prior to the Merger converted into one issued and outstanding or treasury, as applicable, share of Holdco Common Stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the Old Ohr Common Stock being converted.

The conversion of Old Ohr Common Stock in connection with the Merger occurred without an exchange of stock certificates. Accordingly, stock certificates previously representing shares of Old Ohr Common Stock represent the same number of shares of Holdco Common Stock after the Merger. Immediately after the consummation of the Merger, Holdco had the same authorized, outstanding and treasury capital stock as Old Ohr immediately prior to the Merger. Each share of Holdco common stock outstanding immediately prior to the Merger was cancelled. Old Ohr’s stockholders will not recognize any gain or loss for U.S. federal income tax purposes upon the conversion of their shares of Old Ohr Common Stock in connection with the Merger.

Pursuant to Section 251(g) of the DGCL, the Merger did not require a vote of the stockholders of Old Ohr. Effective upon the consummation of the Merger, Holdco adopted an amended and restated certificate of incorporation and amended and restated bylaws that are identical to those of Old Ohr immediately prior to the consummation of the Merger (other than provisions regarding certain technical matters, as permitted by Section 251(g)). Holdco’s directors and executive officers immediately after the consummation of the Merger are the same as the directors and executive officers of Old Ohr immediately prior to the consummation of the Merger. Immediately after the consummation of the Merger, Holdco has, on a consolidated basis, the same assets, businesses and operations as Old Ohr had immediately prior to the consummation of the Merger.

Effective upon the consummation of the Merger, Holdco Common Stock was listed on the Nasdaq Stock Market, and trades on an uninterrupted basis under the same trading symbol (“OHRP”) and with the same CUSIP (#67778H200) as was applicable to Old Ohr.

As a result of the Merger, Holdco became the successor issuer to Old Ohr pursuant to Rule 12g-3(a) of the Exchange Act. Pursuant to Rule 12g-3(a) under the Exchange Act, the shares of Holdco Common Stock, as successor issuer, are deemed registered under Section 12(b) of the Exchange Act. In connection with the Merger, the company historically known as “Ohr Pharmaceutical, Inc.” changed its name to “Ohr Opco, Inc.” and the new parent holding company (initially named Ohr Holdco, Inc.) changed its name to “Ohr Pharmaceutical, Inc.”

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In connection with the Merger, on May 30, 2014, Holdco also entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) with Old Ohr pursuant to which Holdco assumed all of Old Ohr’s rights and obligations under all of its outstanding warrants, options, employee benefit plans, agreements and arrangements, equity incentive plans and subplans and related agreements, including obligations with respect to the Ohr Pharmaceutical, Inc. 2014 Stock Incentive Plan (the “Compensation Plan”). Named executive officers and other officers participate in certain of these warrants, options, plans, agreements and arrangements. The outstanding stock options, stock appreciation rights, stock units or other rights to receive Old Ohr Common Stock under the Compensation Plan converted into stock options, stock appreciation rights, stock units or other rights for the same number of shares of Holdco Common Stock, with the same rights and conditions as such awards had prior to the Merger.

The foregoing descriptions of the Merger Agreement and the Assignment and Assumption Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Assignment and Assumption Agreement, which are filed as Exhibits 2.2 and 10.44 hereto, respectively, and each of which is incorporated by reference herein.

The foregoing descriptions of the Certificate of Incorporation and the Bylaws of Holdco do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation, as amended, and the Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and each of which is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On May 30, 2014, Ohr completed its previously announced acquisition of certain assets (the “Acquisition”) pursuant to the Contribution Agreement, dated as of May 14, 2014 (the “Contribution Agreement”), by and among Old Ohr, Holdco and Ohr Pharma, LLC (collectively, “Ohr”) and SKS Ocular, LLC (“SKS Parent”), a Delaware limited liability company, SKS Ocular 1, LLC, a Delaware limited liability company (“SKS 1” and together with SKS Parent, “SKS”) and the controlling members of SKS, pursuant to which SKS agreed to contribute to Ohr certain assets of SKS, including licenses, patents and contracts relating to micro-fabrication polymer-based sustained delivery platforms related to ocular therapeutics and dry age-related macular degeneration animal models, together with biomarkers to support such models.

In connection with the closing of the Acquisition (the "Closing"), Ohr paid to SKS (i) $3.5 million in cash and (ii) 1,194,862 shares of Holdco Common Stock. In addition, upon the completion of certain milestones, Ohr will issue to SKS up to 1,493,577 shares of Company Common Stock as additional contingent consideration to be issued by the Company, and, in the event Ohr enters into an additional research agreement with SKS’ current research partner in the next six months, two-thirds of any cash payments from the research partner up to $5 million.

On Closing, Ohr also entered into a Bill of Sale and Assignment and Assumption Agreement with SKS pursuant to which Ohr assumed certain contracts of SKS relating to the Contributed Assets. In accordance with the rules of the U.S. Securities and Exchange Commission, copies of the material contracts assumed by Ohr in connection with the Acquisition will be filed with Holdco’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2014.

The cash portion of the purchase price was funded through Ohr’s cash and cash equivalents.

The controlling members of SKS, Drs. Jason S. Slakter, Glenn L. Stoller and Peter K. Kaiser, will be retained as consultants. Drs. Slakter and Stoller previously were retained by Ohr as consultants. Dr. Slakter is a principal of one of the Company’s vendors and a member of Ohr’s Scientific Advisory Board. In 2012, Dr. Slakter received warrants to purchase 16,667 shares of Ohr’s common stock at $2.85 per share as compensation related to his services on Ohr’s Scientific Advisory Board. In connection with this transaction, Dr. Slakter is stepping down from his position on the Scientific Advisory Board. In January 2014, Dr. Stoller received warrants to purchase 20,550 shares of Ohr’s common stock at $7.88 per share for his performance of scientific evaluation and due diligence on opportunities unrelated to the SKS asset acquisition.

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A copy of the Contribution Agreement is attached hereto as Exhibit 2.1 The above description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is incorporated herein by reference.

Item 8.01.	Other Items.

On June 2, 2014, the Company issued a press release announcing the completion of the Acquisition.

A copy of the press release is being furnished as exhibit 99.1 to Form 8K.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event within the timeframe required by Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event within the timeframe required by Form 8-K.

(d) Exhibits.

Number	Description
2.1*	Contribution Agreement.
2.2	Agreement and Plan of Merger, dated as of May 30, 2014, among Ohr Pharmaceutical, Inc. (renamed Ohr Opco, Inc.), Ohr Holdco, Inc. (renamed Ohr Pharmaceutical, Inc.) and Ohr Merger Sub, Inc.
3.1(a)	Certificate of Incorporation of Registrant, dated as of May 30, 2014
3.1(b)	Amendment 1 to Certificate of Incorporation of Registrant, dated as of May 30, 2014
3.2	Bylaws of Registrant, dated as of May 30, 2014
10.44	Assignment and Assumption Agreement between Ohr Pharmaceutical, Inc. and Ohr Holdco, Inc., dated May 30, 2014
99.1	Press release dated June 2, 2014

* Incorporated by reference to exhibit filed with the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC.

By:	/s/ Irach Taraporewala
Dr. Irach Taraporewala, President and CEO
Dated: June 2, 2014

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